UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 17, 2022

U.S. PHYSICAL THERAPY, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-11151	76-0364866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 West Sam Houston Parkway South, Suite 300, Houston, Texas	77042
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 297-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading	Name of each exchange on which registered
Symbol(s)
Common Stock, $.01 par value	USPH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                                                                          Emerging growth company                    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 17, 2022, U.S. Physical Therapy, Inc. (NYSE: USPH) (the “Company”), a national operator of outpatient physical therapy clinics and provider of industrial injury prevention services, entered into the Third Amended and Restated Credit Agreement (the “Credit Agreement”) among Bank of America, N.A., as administrative agent (“Administrative Agent”) and the lenders from time to time party thereto. Regions Capital Markets, a division of Regions Bank, served as Syndication Agent, and as a Joint Lead Arranger with BofA Securities, Inc. In addition to its role as Joint Lead Arranger, BofA Securities, Inc. also served as Sole Bookrunner.

The Credit Agreement, which matures on June 17, 2027, provides for loans in an aggregate principal amount of $325 million. Such loans will be available through the following facilities (collectively, the “Senior Credit Facilities”):

1)
Revolving Facility: $175 million, five-year, revolving credit facility (“Revolving Facility”), which includes a $12 million sublimit for the issuance of standby letters of credit and a $15 million sublimit for swingline loans (each, a “Swingline Loan”).

2)
Term Facility: $150 million term loan facility (the “Term Facility”). The Term Facility amortizes in quarterly installments of: (a) 0.625% in each of the first two years, (b) 1.250% in the third and fourth year, and (c) 1.875% in the fifth year of the Credit Agreement. The remaining outstanding principal balance of all term loans is due on the maturity date.

The proceeds of the Revolving Facility shall be used by the Company for working capital and other general corporate purposes of the Company and its subsidiaries, including to fund future acquisitions and invest in growth opportunities. The proceeds of the Term Facility shall be used by the Company to refinance the indebtedness outstanding under the Second Amended and Restated Credit Agreement, to pay fees and expenses incurred in connection with the transactions contemplated hereby, for working capital and other general corporate purposes of the Company and its subsidiaries.

The Company will be permitted to increase the Revolving Facility and/or add one or more tranches of term loans in an aggregate amount not to exceed the sum of (i) $100 million plus (ii) an unlimited additional amount, provided that (in the case of clause (ii)), after giving effect to such increases, the pro forma Consolidated Leverage Ratio (as defined in the Credit Agreement) would not exceed 2.0:1.0, and the aggregate amount of all incremental increases under the Revolving Facility does not exceed $50,000,000.

The interest rates per annum applicable to the Senior Credit Facilities (other than in respect of Swingline Loans) will be Term SOFR (as defined in the Credit Agreement) plus an applicable margin or, at the option of the Company, an alternate base rate plus an applicable margin. Each Swingline Loan shall bear interest at the base rate plus the applicable margin. The applicable margin for Term SOFR borrowings ranges from 1.50% to 2.25%, and the applicable margin for alternate base rate borrowings ranges from 0.50% to 1.25%, in each case, based on the Consolidated Leverage Ratio of the Company and its subsidiaries.

The Company may select interest periods of one, three or six months for Term SOFR borrowings. Interest is payable at the end of the selected interest period but no less frequently than quarterly and on the date of maturity.

The Company will also pay to the Administrative Agent, for the account of each lender under the Revolving Facility, a commitment fee equal to the actual daily excess of each lender’s commitment over its outstanding credit exposure under the Revolving Facility (“unused fee”). Such unused fee will range between 0.25% and 0.35% per annum and is also based on the Consolidated Leverage Ratio of the Company and its subsidiaries. The Company may prepay and/or repay the revolving loans and the term loans, and/or terminate the revolving loan commitments, in whole or in part, at any time without premium or penalty, subject to certain conditions.

The Credit Agreement contains customary covenants limiting, among other things, the incurrence of additional indebtedness, the creation of liens, mergers, consolidations, liquidations and dissolutions, sales of assets, dividends and other payments in respect of equity interests, acquisitions, investments, loans and guarantees, subject, in each case, to customary exceptions, thresholds and baskets. The Credit Agreement includes certain financial covenants which include a consolidated fixed charge coverage ratio and a consolidated leverage ratio, as defined in the Credit Agreement. The Credit Agreement also contains customary events of default.

The Company’s obligations under the Credit Agreement are guaranteed by its wholly-owned material domestic subsidiaries (each, a “Guarantor”), and the obligations of the Company and any Guarantors are secured by a perfected first priority security interest in substantially all of the existing and future personal property of the Company and each Guarantor, subject to certain exceptions.

In association with the Company’s entry into the Credit Agreement, the Company also entered into an interest rate swap agreement on May 10, 2022, with Bank of America, N.A., Co-Syndication Agent and lender under the Credit Agreement, at a 5-year swap rate of 2.815% on 1-month term SOFR on $150 million of borrowings under the Credit Agreement to manage exposure to interest rate changes. The swap has an effective date of June 30, 2022. The total interest rate in any particular period will also include an applicable margin based on the Company’s consolidated leverage ratio.

The Administrative Agent and other parties to the Credit Agreement have provided in the past, and may provide in the future, certain commercial banking, financial advisory, investment banking and other services for the Company and its affiliates in the ordinary course of their business, for which they have received and may continue to receive customary compensation and expense reimbursement.

On June 21, 2022, the Company issued a press release announcing its entry into the Credit Agreement. A copy of that press release is attached as Exhibit 99.1 hereto.

The description of the Credit Agreement set forth above is qualified in its entirety by reference to the Credit Agreement filed as exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibits	Description of Exhibit
10.1 *
Third Amended and Restated Credit Agreement dated as of June 17, 2022 among the Company, as the borrower, and Bank of America, N.A., as Administrative Agent, Regions Capital Markets as Syndication Agent, BofA Securities Inc. and Regions Capital Markets as Joint Load Arrangers, BofA Securities Inc., as Sole Bookrunner and the lenders named therein. (Schedules pursuant to the Credit Agreement have not been filed by the Registrant, who hereby undertakes to file such schedules upon the request of the Commission.) *

99.1 *	Press release dated June 21, 2022, announcing a new credit facility.

*  Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

U.S. Physical Therapy, Inc.

Date: June 21, 2022	BY:	/s/ Carey Hendrickson
Chief Financial Officer